Exhibit (a)(5)(C)
OSI PHARMACEUTICALS, INC.
2% Convertible Senior Subordinated Notes Due December 15, 2025
Amended and Restated Form of Fundamental Change Repurchase Notice

THIS AMENDED AND RESTATED FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE (THE “ELECTION FORM”) SUPERSEDES ANY PREVIOUS FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE (THE “ORIGINAL ELECTION FORM”) WITH RESPECT TO THE FUNDAMENTAL CHANGE PURCHASE RIGHT (AS DEFINED IN AND IN ACCORDANCE WITH THE OFFER TO PURCHASE DATED JUNE 17, 2010 (THE “ORIGINAL OFFER TO PURCHASE”), AS AMENDED BY SUPPLEMENT NO. 1 TO OFFER TO PURCHASE DATED JUNE 29, 2010, RELATING TO THE OFFER BY OSI PHARMACEUTICALS, INC. (THE “COMPANY”) TO PURCHASE FOR CASH ANY AND ALL OF ITS 2% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2025). THIS ELECTION FORM AMENDS AND RESTATES THE ORIGINAL ELECTION FORM SOLELY TO REQUIRE THAT A HOLDER SPECIFY THE FUNDAMENTAL CHANGE WITH REGARD TO WHICH IT IS ELECTING TO EXERCISE ITS FUNDAMENTAL CHANGE PURCHASE RIGHT. IN ALL OTHER RESPECTS, THE ORIGINAL ELECTION FORM REMAINS UNCHANGED. IN ORDER TO EXERCISE ITS FUNDAMENTAL CHANGE PURCHASE RIGHT, A HOLDER MUST USE THIS ELECTION FORM AND MUST FILL OUT THIS ELECTION FORM IN ITS ENTIRETY.
The undersigned registered owner of this Security hereby acknowledges receipt of a notice from the Company pursuant to Section 3.09 of that certain Indenture (the “Indenture”), dated as of December 21, 2005, between the Company and The Bank of New York Mellon (f/k/a The Bank of New York), and requests and instructs the Company to repurchase the entire principal amount of this Security, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Security and the Indenture on the Fundamental Change Repurchase Date at the Fundamental Change Repurchase Price, together with accrued and unpaid interest (including Additional Interest, if any), to, but not including, the Fundamental Change Repurchase Date, to the registered Holder hereof. All capitalized terms used that are not otherwise defined herein have the meanings ascribed to them in the Indenture and in the 2% Notes Fundamental Change Company Notice and Notice of Conversion, dated June 18, 2010.
This Election Form is submitted in connection with the following Fundamental Change (please check one):

Tender Offer Completion ☐	Merger ☐	Delisting ☐

Date:
Signature (s)

Signatures must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

Signature Guaranty

Principal amount to be redeemed (in an integral Multiple of $1,000, if less than all):

Certificate number (if applicable):

NOTICE: The signature to the foregoing election must correspond to the name as written upon the face of this Security in every particular, without any alteration or change whatsoever.